UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 1, 2006

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee 62-0935669

(State or other jurisdiction (I.R.S. employer of incorporation) identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) (c) Effective November 1, 2006, Lawrence C. Yarberry, the Chief Financial Officer of Pacer International, Inc. (the "Company"), will assume, in addition to his current role as principal financial officer, the duties of principal accounting officer of the Company due to the acceptance by Brian Kane, the Company's Corporate Controller, of another executive position with the Company.

Mr. Yarberry's biographical information is presented in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2005 under the heading "Executive Officers of the Registrant" and is incorporated herein by reference. Mr. Yarberry is a party to an employment agreement with the Company. The terms of Mr. Yarberry's employment agreement and information regarding his compensation as one of the Company's named executive officers were described in the Company's proxy statement for its 2006 annual meeting, which information is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC. A Tennessee Corporation

Dated: November 2, 2006 By: /s/ Lawrence C. Yarberry

Executive Vice President and Chief

Financial Officer